SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   _________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                          SIGNATURE EYEWEAR, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                 CALIFORNIA
        (State or Other Jurisdiction of Incorporation or Organization)

                                 95-3876317
                     (I.R.S. Employer Identification No.)

                            498 NORTH OAK STREET
                           INGLEWOOD, CALIFORNIA                  90302
                  (Address of Principal Executive Offices)      (Zip Code)

                           SIGNATURE EYEWEAR, INC. 1997 STOCK PLAN
                          (Full Title of the Plan)

                 JULIE HELDMAN, CO-CHAIRMAN AND PRESIDENT
                         SIGNATURE EYEWEAR, INC.
                            498 NORTH OAK STREET
                         INGLEWOOD, CALIFORNIA 90302
                    (Name and Address of Agent for Service)

                                (310) 330-2700
         (Telephone Number, Including Area Code, of Agent for Service)
                                 ____________

                                  Copies to:
                             ALAN B. SPATZ, ESQ.
                     TROOP MEISINGER STEUBER & PASICH, LLP
                           10940 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 824-7000
                                 _____________

                        CALCULATION OF REGISTRATION FEE

===============================================================================
  Title Of        Amount To      Proposed        Proposed        Amount of
Securities To   be Registered    Maximum         Maximum        Registration
be Registered                    Offering        Aggregate          Fee
                                 Price Per       Offering
                                 Share(1)        Price(1)
-------------------------------------------------------------------------------
Common Stock   800,000 Shares    $9.125          $7,300,000        $2,154
===============================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked prices of the Common Stock on the Nasdaq Stock Market's National Market on March 12, 1998.

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                                    PART I


               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997.

        (b) Page 41 from Registrant's Amendment No. 2 to Registration Statement on Form S-1, File No. 333-30017, containing the discussion set forth under the caption "Description of Capital Stock."

        (c) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi)

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under Section 310 of the California Corporations Code (the "California Code")
(concerning contracts or transactions between the Registrant and a director) or
(vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may indemnify persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. The Registrant has entered into indemnification agreements designed to provide the maximum indemnification permitted by law with all the directors and executive officers of the Registrant. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify these directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. The Registrant maintains directors' and officers' liability insurance.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBITS.

        4.1 Signature Eyewear, Inc. 1997 Stock Plan - incorporated by reference to Exhibit 10.1 of Registrant's Registration Statement on Form S-1 dated June 25, 1997, File No. 333-30017, as amended.

        4.2 Form of Registrant's Stock Option Agreement (Non-Statutory Stock Option) - incorporated by reference to Exhibit 10.2 of Registrant's Registration Statement on Form S-1 dated June 25, 1997, File No. 333-30017, as amended.

        5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

        23.1   Consent of Troop Meisinger Steuber & Pasich, LLP (included in
               Exhibit 5.1).

        24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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                    (ii)  To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 13th day of March, 1998.


                                       SIGNATURE EYEWEAR, INC.
                                            (Registrant)


                                       By:    /s/ Julie Heldman
                                           --------------------------
                                              JULIE HELDMAN, PRESIDENT
                                              (Principal Executive Officer)


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Julie Heldman and Michael Prince, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


           Signature                 Title                            Date
           ---------                 -----                            ----

  /s/ Bernard Weiss        Co-Chairman of the Board          March 4, 1998
-----------------------     and Chief Executive Officer
  BERNARD WEISS

  /s/ Julie Heldman
-----------------------
JULIE HELDMAN              Co-Chairman of the Board,         March 4, 1998
                            President and Secretary

  /s/ Michael Prince       Chief Accounting Officer          March 4, 1998
-----------------------     and Director
 MICHAEL PRINCE             (Principal Financial and
                            Accounting Officer)

  /s/ Daniel Warren        Director                          March 7, 1998
-----------------------
  DANIEL WARREN

  /s/ Maurice Buchsbaum    Director                          March 5, 1998
-----------------------
  MAURICE BUCHSBAUM


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                                EXHIBIT INDEX


EXHIBIT NO.                          EXHIBIT DESCRIPTION

4.1 Signature Eyewear, Inc. 1997 Stock Plan - incorporated by reference to Exhibit 10.1 of Registrant's Registration Statement on Form S-1 dated June 25, 1997, File No. 333-30017, as amended.

4.2 Form of Registrant's Stock Option Agreement (Non-Statutory Stock Option) - incorporated by reference to Exhibit 10.2 of Registrant's Registration Statement on Form S-1 dated June 25, 1997, File No. 333-30017, as amended.

5.1 Opinion of Troop Meisinger Steuber & Pasich LLP regarding validity of securities.

23.1          Consent of Troop Meisinger Steuber & Pasich (included in
              Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

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